UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 15, 2023

XOMA CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-39801	52-2154066
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2200 Powell Street, Suite 310, Emeryville, California 94608

(Address of Principal Executive Offices) (Zip Code)

(510) 204-7200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s):	Name of each exchange on which registered:
Common Stock, $0.0075 par value	XOMA	The Nasdaq Global Market
8.625% Series A Cumulative Perpetual Preferred Stock, par value $0.05 per share	XOMAP	The Nasdaq Global Market
Depositary Shares (each representing 1/1000th interest in a share of 8.375% Series B Cumulative Perpetual Preferred Stock, par value $0.05 per share)	XOMAO	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 15, 2023, XOMA Corporation (“XOMA”), through XRL 1 LLC, a newly formed, wholly-owned subsidiary (the “Subsidiary”), entered into a non-dilutive, non-recourse, royalty-backed loan for up to $140 million of capital (the “Royalty Financing”) with certain funds managed by the credit platform of Blue Owl Capital Inc. (collectively, “Blue Owl”). Pursuant to the Royalty Financing, XOMA, through another wholly-owned subsidiary, XOMA (US) LLC (“XOMA US”), contributed to the Subsidiary the following assets and rights related to VABYSMO®: (i) XOMA US’ Assignment Agreement, dated October 6, 2021, with Affitech, F. Hoffmann-La Roche Ltd and Hoffman-La Roche Inc; (ii) certain commercial payments under XOMA US’ Commercial Payment Purchase Agreement (the “CPPA”), dated October 6, 2021, with Affitech Research AS (“Affitech”); (iii) any rights to erroneous payments in respect of such payments under the CPPA; and (iv) all proceeds of the foregoing. The VABYSMO-related assets and rights contributed to the Subsidiary are referred to herein as the “Contributed Assets.”

Simultaneously with the contribution and assignment of the Contributed Assets, the Subsidiary entered into a Loan Agreement (the “Loan Agreement”), dated December 15, 2023, with the lenders from time to time party thereto (the “Lenders”) and Blue Owl Capital Corporation, as administrative agent (the “Administrative Agent”), pursuant to which the lenders extended certain senior secured credit facilities to the Subsidiary (the “Loan”) in an aggregate principal amount of up to $140 million (the “Loan Amount”). The principal and interest of the Loan is to be paid from royalties received on worldwide net sales of VABYSMO (the “Commercial Payments”). The Subsidiary is obligated to make semi-annual interest payments at a fixed rate of 9.875% per annum until the royalty-backed loan is repaid, at which time the Commercial Payments would revert back to XOMA. The Loan matures on December 15, 2038, provided the Subsidiary may repay it in full at any time prior to December 15, 2038, subject to the terms of the Loan Agreement. The Loan includes (i) an initial term loan in an aggregate principal amount equal to $130 million and (ii) a delayed draw term loan in an aggregate principal amount of $10 million to be funded at the option of the Subsidiary upon receipt by the Lenders of payments of principal and interest from the proceeds of commercial payments related to VABYSMO in excess of an agreed upon amount on or prior to March 15, 2026. In exchange for the Contributed Assets, the Subsidiary will pay XOMA US up to $140 million, less certain lender expenses. The Subsidiary paid Blue Owl a market rate of original issue discount and during the term of the Loan, XOMA will also pay Blue Owl an administrative fee at a market rate. The royalty payment obligations under the Loan Agreement are limited to the Subsidiary, and Blue Owl has no recourse under the Loan Agreement against XOMA or XOMA US or any assets other than the Contributed Assets and XOMA US’ equity interest in the Subsidiary.

In connection with entering into the Loan Agreement, (i) the Subsidiary granted Blue Owl a first-priority perfected lien on, and security interest in, (a) the Commercial Payments and the proceeds thereof, in each case under the CPPA and (b) all other assets of the Subsidiary and (ii) XOMA US granted Blue Owl a first-priority perfected lien on, and security interest in 100% of the equity of the Subsidiary. XOMA also issued to Blue Owl warrants (the “Warrants”), to purchase (i) up to 40,000 shares of XOMA’s common stock, par value $0.0075 (“Common Stock”) at an exercise price of $35.00 per share, the form of which is attached to this Current Report on Form 8-K as Exhibit 4.1; (ii) up to 40,000 shares of Common Stock at an exercise price of $42.50 per share, the form of which is attached to this Current Report on Form 8-K as Exhibit 4.2; and (iii) up to 40,000 shares of Common Stock at an exercise price of $50.00 per share, the form of which is attached to this Current Report on Form 8-K as Exhibit 4.3. In the event of certain breaches of the Loan Agreement, the Administrative Agent may terminate the Loan Agreement and demand immediate payment of an amount equal to the Loan Amount plus Accreted Principal (as defined in the Loan Agreement), all interest thereon and all other obligations arising under or pursuant to the Loan Agreement and all other documents delivered in connection with such agreement. In the event that the Subsidiary fails to timely pay such amounts if and when due, then the Administrative Agent would have the right to foreclose on the pledged collateral.

The Loan Agreement contains other customary terms and conditions, including representations and warranties, as well as indemnification obligations in favor of Blue Owl. The above description of the Loan Agreement is a summary of the material terms and does not purport to be complete; the summary is qualified in its entirety by reference to the Loan Agreement, a copy of which will be filed as an exhibit to XOMA’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission for the fiscal year ending December 31, 2023.

The above descriptions of the Warrants are summaries of the material terms and do not purport to be complete; the summaries are qualified in its entirety by reference to the respective forms of Warrant attached to this Current Report on Form 8-K as Exhibits 4.1, 4.2 and 4.3 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above relating to the Subsidiary’s obligations to make payments with respect to the Loan is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information in Item 1.01 above relating to the issuance of the Warrant is incorporated by reference into this Item 3.02.

The Warrants described in Item 1.01 above were offered and sold in reliance upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Warrant (December 2023) ($35.00 Exercise Price)

4.2	Form of Warrant (December 2023) ($42.50 Exercise Price)

4.3	Form of Warrant (December 2023) ($50.00 Exercise Price)

99.1	Press release, dated December 19, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XOMA CORPORATION

Date: December 19, 2023	By:	/s/ THOMAS BURNS
Thomas Burns
Senior Vice President, Finance and Chief Financial Officer